Exhibit 99.1

Company Contact — Jim Dorsey BioClinica, Inc. 267-757-3040 Investor Contact — Michael Porter Financial Media- Bill Gordon Porter, LeVay & Rose, Inc. 212-564-4700
FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES RECOMMENDATIONS FROM ISS GROUP
IN SUPPORT OF MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING
NEWTOWN, PA, May 5, 2011 — BioClinica®, Inc. (NASDAQ: BIOC), a leading global provider of clinical trial management solutions, today announced that Institutional Shareholder Services (“ISS”, formerly RiskMetrics) has recommended that BioClinica’s shareholders vote in favor of all resolutions to be considered at the annual meeting (the “Meeting”) of the Company to be held on May 11, 2011, including for all directors and for the resolution to approve the Company’s Amended and Restated Shareholder Rights Plan. ISS is recognized as one of the leading independent proxy voting and corporate governance advisory firms. Its analyses and recommendations are relied upon by many major institutional investment firms, mutual funds and fiduciaries throughout North America. A copy of the Amended and Restated Shareholder Rights Plan was included with the Company’s 2011 proxy statement and is also available on EDGAR at www.sec.gov.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology- enhanced clinical trial management solutions. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, clinical trial management and clinical supply chain design and optimization solutions. BioClinica solutions maximize efficiency and manageability throughout all phases of the clinical trial process. With over 20 years of experience and more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.
Additional Information:
This communication may be deemed to be solicitation material by the Company. The Company has filed its proxy statement on Schedule 14A and related materials with the Securities and Exchange Commission (the “SEC”).
STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE COMPANY’S PROXY STATEMENT RELATING TO THESE PROPOSALS, AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Stockholders will be able to obtain such documents free of charge through the website maintained by the SEC at www.sec.gov, or at the Company’s website at www.bioclinica.com.
The Company and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of these proposals. Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its proxy statement relating to the 2011 annual meeting of stockholders, which was filed with the SEC on April 5, 2011.
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